Exhibit 99.2

List of internal procedures for a financing via private placement or public offering:

Private placement without acquisition of a mining property:

1.

The company’s legal counsel determines whether the financing is exempt from prospectus under National Instrument 45-106.

2.

Through an intermediary or broker, management establishes a term sheet for the financing:

a.

The market-based price per unit if shares and warrants are to be issued together, or per share if only shares are to be issued;

b.

Flow-through or common shares; if flow-through, the amount that the company must renounce to subscribers;

c.

The name of the broker or brokers, and in the case of a broker syndicate, the lead broker;

d.

The target subscriber clientele, i.e., sophisticated purchasers or qualified investors;

e.

The duration of the resale restriction for the shares and warrants, and the term of the warrants.

3.

Management submits an investment proposal to the board of directors, which approves the financing terms.

4.

The company’s legal counsel reserves the price with the Toronto Stock Exchange, either by filing a form or by issuing a news release indicating that the financing is subject to regulatory approval.

5.

The company’s legal counsel asks the Toronto Stock Exchange in writing for conditional approval in the case of a large financing, by filling out the appropriate forms and paying the base fee.

6.

Legal counsel for the subscribers, the brokers and the company approve the final draft of the subscription agreement, the warrant agreement with Computershare (if more than 10 warrants are to be issued) and the drafting of the warrants and broker warrants or compensation options.

7.

Legal counsel for the brokers and subscribers transmits a list of due diligence questions and requests a due diligence meeting or conference call with management, the person in charge of exploration, the person in charge of legal affairs and a representative of the company’s auditors, and may also send someone to review the company’s documents on site.

8.

Management advises the board of directors of the closing date, the number of subscriptions received and the number of shares and warrants to be issued. The company’s internal legal counsel sends Issuance Instructions signed by an authorized representative to Computershare for preparation and delivery of the share certificates, and to the corporate secretary of the company for issuance of warrants or to Computershare pursuant to a warrant agreement.

9.

If flow-through shares are to be issued, the company’s internal legal counsel prepares T100A and CO-359.10 forms with a $200.00 fee to request identification number for the financing from the federal and provincial governments, and has them reviewed by the accountant and signed by the Chief Executive Officer.

10.

Closing:

a.

Closing agenda;

b.

Certified extract of the resolution of the board of directors approving the financing, subscription agreement, warrant agreement, number of shares to be issued and listing of such shares on the Toronto Stock Exchange, and reservation of the number of shares required for later exercise of the warrants, and authorizing an officer to sign these documents;

c.

Surrender of certificates of conformity from the various jurisdictions in which the company is a reporting issuer;

d.

Signatures of the subscription agreement by the president or vice president of the company authorized by the board of directors;

e.

Surrender of an officers’ certificate attesting to the company’s good standing;

f.

Surrender of a legal opinion from the company’s legal counsel on the shares and warrants issued;

g.

Surrender of an opinion on the claims;

h.

Surrender of a certified cheque in the subscription amount from each of the subscribers;

i.

A company receipt for the cheques received;

j.

Surrender of a certificate for shares registered in the name of the subscriber;

k.

Surrender of a certificate for warrants in the name of the subscriber;

l.

A receipt signed by the subscriber;

m.

Surrender of a cheque from the company to the broker in the amount of the commission or intermediary fees provided for in the subscription agreement;

n.

Surrender of the broker warrants or compensation options;

o.

A receipt from the broker for the commission.

11.

After the closing:

a.

News release announcing the closing of the private placement;

b.

Transmission of the information requested in the conditional approval from the Toronto Stock Exchange.

12.

Final approval from the Toronto Stock Exchange for listing of the shares.

13.

In the case of a substantial financing, filing of an 8K form on EDGAR within four business days of the financing date.

14.

Filing of a statement of material change on SEDAR within 10 days of the closing date.

15.

Payment of share listing fees on receipt of the TSX invoice.

16.

Filing of a 45-106 form with letter and filing fees in each jurisdiction of residence of subscribers and of a 45-106 form with a copy of the signed subscription agreement and fees with the Autorité des marchés financier within 10 days of the closing date.

17.

Within ten days of the end of the month in which the shares were issued, legal counsel or the person responsible for filing the documents on TSX Secure File must file an F-1 form indicating the change in the number of shares and warrants outstanding.

18.

If flow-through shares are issued, send the names of subscribers with the number of flow-through shares issued and the amount paid for the flow-through shares on T-100B and 359.10 Part C forms with a copy of the signed agreement within 30 days of the end of the month of the date of the first signature of a subscription agreement.

19.

If flow-through shares have been issued, the accountants complete a T-101 form and slips, and a RL-11.S form and RL-11 slips if subscribers are Quebec residents, with renunciation to subscribers of the amount subscribed, before February 28 of the year following the year of the financing, with the renunciation date of December 31 of the year of the financing.

20.

The company’s legal counsel prepares the closing books.

Private placement of shares for the acquisition of a mining property

1.

Management signs a letter containing the principle terms for the acquisition of an interest in a mining property.

2.

The letter of intent is submitted to the board of directors for approval.

3.

Management issues a new release announcing the signature of a letter of intent, the principles terms for the acquisition of the interest and the number of shares to be issued. It must also indicate that a formal agreement will be prepared with an effective date retroactive to the date of signature of the letter of intent and subject to board and regulatory approval.

4.

For a substantial acquisition, legal counsel transmits a request for conditional approval to the Toronto Stock Exchange, with the required forms and fees.

5.

Receipt of condition approval from the Toronto Stock Exchange.

6.

If the letter of intent or formal agreement provides for the issuance of shares or payment before the formal agreement has been drafted, the company’s legal counsel sends Computershare a share issuance instruction signed by an authorized representative.

7.

If the letter of intent or formal agreement provides for the company to act as operator for the earn-in period, the claims may be transferred to the company for the term of the option as of the date of signature of the letter of intent or formal agreement.

8.

The price of the shares to be issued is set as provided for in the letter of intent or formal agreement.

9.

The company’s legal counsel and the legal counsel of the person granting the option or the seller collaborate on the drafting of the formal agreement.

10.

Once the shares have been issued, a news release is issued announcing the share placement.

11.

Request for listing of the shares on the Toronto Stock Exchange with payment of the required fees.

12.

Receipt of final approval from the Toronto Stock Exchange.

13.

Within ten days of the issuance of the shares, if appropriate, the company must transmit and file a 45-106 form with the related fees in each of the jurisdiction in which the persons receiving shares reside, with a copy of the signed letter of intent or formal agreement and a list of claims.

14.

Within ten days of the issuance of the shares, a statement of material change must be filed on SEDAR.

15.

Within ten days of the end of the month in which the shares are issued, legal counsel or the person responsible for filing the documents on TSX Secure File must file an F-1 form indicating the change in the number of shares and warrants outstanding.

16.

Management and renewal of claims is overseen by GESCAD.

17.

The person in charge of exploration sees to the transmission of the exploration work reports provided for in the letter of intent or formal agreement.

PUBLIC OFFERING

1.

Through the agent, management establishes a term sheet for the financing:

a.

The market-based price per unit if shares and warrants are to be issued together, or per share if only shares are to be issued;

b.

Whether flow-through or common shares are involved, and if flow-through, the amount that the company must renounce to subscribers;

c.

The name of the agent or agents, and in the case of a broker syndicate, the lead broker;

d.

The target subscriber clientele, i.e., the general public of which jurisdictions;

e.

The tax considerations to be included in the prospectus if flow-through shares are to be issued.

1.

Legal counsel for the company and the agent approve the final draft of the preliminary prospectus, the final prospectus, the agency agreement and, with Computershare representatives, the warrant agreement and the drafting of the warrant certificates and the certificates for the broker warrants or compensation options.

2.

Legal counsel for the agents transmits a list of due diligence questions to the company and requests a due diligence meeting or conference call with management, the person in charge of exploration, the person in charge of legal affairs and a representative of the company’s auditors, and may also send someone to review the company’s documents on site.

3.

If flow-through shares are to be issued, the company’s internal legal counsel prepares T100A and CO-359.10 forms with a $200.00 fee to request identification number for the offering by prospectus from the federal and provincial governments, and has them revised by the accountant and signed by the Chief Executive Officer.

DOCUMENTS TO BE SENT TO THE AGENT’S LEGAL COUNSEL PRIOR TO THE CLOSING

STRATECO DOCUMENTS OF INCORPORATION

1.

Articles of incorporation and general bylaws;

2.

Certificate of compliance and certificate of good standing.

PRELIMINARY PROSPECTUS

3.

Certified extract of a resolution of Strateco’s board of directors approving the preliminary prospectus and its filing;

4.

Proof of SEDAR filing and copy of the preliminary prospectus;

5.

Auditors’ letter of consent addressed to the Autorité des marchés financiers (AMF).

6.

Geologists’ project reports;

7.

Copy of the visa from the AMF for the preliminary prospectus;

8.

The AMF’s comments and the correspondence between the company’s legal counsel and the AMF.

MATERIAL CONTRACTS

9.

Agreements in force for the acquisition of mining properties;

10.

Copy of the services agreement with BBH Géo-Management Inc.;

11.

Certified extract of the resolution approved by Strateco’s board of directors approving the warrant agreement, deposit agreement and agency agreement;

12.

Signed copy of the deposit agreement with Computershare;

13.

Signed copy of the agency agreement with the agent;

14.

Correspondence between the company’s legal counsel and the TSX and a copy of the TSX conditional approval.

FINAL PROSPECTUS

15.

A certified extract of the resolution approved by Strateco’s board of directors for: i) the final prospectus and its filing with the AMF ; ii) reservation for issuance of the required number of common shares (plus the number of shares reserved for the future exercise of warrants); iii) the creation of the required number of warrants for the purposes of issuance; iv) listing on the TSX of a maximum number of common shares, including the required number of common shares reserved for future issuance pursuant to the exercise of warrants; and v) the wording of the warrant certificate.

16.

Signed copy of the final prospectus;

17.

Copy of the letter of consent from the company’s legal counsel;

18.

Copy of the geologists’ letters of consent for the preliminary and final prospectuses;

19.

Copy of the letter of consent and comfort from the auditors to the AMF;

20.

Copy of the comfort letter from the auditors to the agent;

21.

Copy of the AMF visa for the final prospectus;

22.

Commercial copy of the final prospectus;

23.

Copy of the subscription agreement, in French and English;

24.

A specimen warrant certificate.

CLOSING

25.

Officers’ certificate in accordance with the terms of the agency agreement.

26.

Legal opinion for the company’s legal counsel pursuant to the terms of the agency agreement.

27.

Legal opinion for the company’s in house legal counsel pursuant to the terms of the agency agreement whenever necessary.

28.

Receipt from Computershare acknowledging receipt of subscription proceeds for the total amount payable for the subscription of units or shares; the company provides Computershare with a payment instruction regarding how this amount is to be paid out.

29.

Various cheques from Computershare as specified in the payment instruction and the related receipts from participants.

30.

News release after each closing.

31.

Filing of documents with the TSX for listing of the shares and reservation of shares for the warrants.

32.

Delivery instructions from Strateco to Computershare regarding the issuance of share certificates to subscribers.

33.

Instructions to the corporate secretary of the company for the issuance of warrants.